UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2016

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 South Lake Avenue, Suite 1050, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreements and Common Stock Purchase Agreement

On September 28, 2016, Arrowhead Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into two Collaboration and License agreements, and a Common Stock Purchase Agreement with Amgen Inc., a Delaware corporation (“Amgen”). Under one of the license agreements, Amgen will receive a worldwide, exclusive license to Arrowhead’s novel, RNAi ARC-LPA program. These RNAi molecules are designed to reduce elevated lipoprotein(a), which is a genetically validated, independent risk factor for atherosclerotic cardiovascular disease. Under the other agreement, Amgen will receive an option to a worldwide, exclusive license for an RNAi therapy for an undisclosed genetically validated cardiovascular target. In both agreements, Amgen will be wholly responsible for clinical development and commercialization.

Under the Common Stock Purchase Agreement, the Company will initially sell 3,002,793 shares of common stock (the “Shares”) to Amgen at a price of $7.16 per share, which represents the 30-day volume-weighted average price of the common stock on the NASDAQ stock market over the 30 trading days preceding execution. These shares will be delivered in two closings per the terms of the agreement. The second of these closings is subject to Hart-Scott-Rodino clearance. Subject to Amgen’s exercise of the option, as defined in the collaboration agreement containing an option, Amgen has agreed to purchase, and the Company has agreed to sell, an additional $5 million shares of common stock based on a 30 trading day formula surrounding the date of the option exercise.

Under the terms of the agreements taken together, Arrowhead will receive $35 million in upfront payments, $21.5 million in the form of an equity investment by Amgen in Arrowhead common stock, and up to $617 million in option payments, and development, regulatory and sales milestone payments. Arrowhead is further eligible to receive single-digit royalties for sales of products against the undisclosed target and up to low double-digit royalties for sales of products under the ARC-LPA agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

The Shares will be issued in a private placement transaction that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). Subject to the terms of the Common Stock Purchase Agreement, the Company will be required to file a registration statement on Form S-3 for the resale of the Shares under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2016
ARROWHEAD PHARMACEUTICALS, INC.

	By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer